UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 1, 2013

NEW MEDIA INSIGHT GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54718	27-2235001
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

28202 N. 58th Street, Cave Creek, AZ	85331
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (480) 275-2294

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01	Entry into Material Definitive Agreement

Effective September 1, 2013, New Media Insight Group, Inc. (the “Company”) entered into an exclusive agency agreement with PayWith Worldwide Inc., pursuant to which the Company will market and promote mCARDS (mobile credit cards) in Arizona, Colorado, Nevada, Oregon, Utah and Washington states. The agency agreement also allows for non-exclusive promotions of mCARDS in the rest of the USA and other countries. In consideration for the licensing rights, the Company has paid $150,000 in fees to PayWith, and the Company will receive a 25% net commission based upon sales through the its network. The agreement is for a one year period, with automatic renewal provisions thereafter.

Item 9.01	Financial Statements and Exhibits
10.1	Exclusive Agency Agreement with PayWith Worldwide Inc. dated September 1, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW MEDIA INSIGHT GROUP, INC.

/s/ Michael Palethorpe
Michael Palethorpe
President, Chief Executive Officer, Chief
Financial Officer, Secretary and Director

Date: September 1, 2013